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                                                                   EXHIBIT 77Q1

January 28, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-4720

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated January 28, 2013, of Columbia Funds Series Trust II and are in agreement with the statements in the second paragraph. We have no basis to agree or disagree with other statements of the registrant therein.

                                                  /s/ ERNST & YOUNG LLP